Exhibit 99.1


                                  NEWS RELEASE

For:     Trump Hotels & Casino Resorts, Inc.
         (NYSE:  DJT)

Contact: John P. Burke, Corporate Treasurer
         (212) 891-1500

For Immediate Release:

            TRUMP HOTELS & CASINO RESORTS, INC. ANNOUNCES PRICING OF
             $490 MILLION NOTE ISSUES BY TRUMP CASINO HOLDINGS, LLC -- Donald J. Trump to Personally Invest $30 Million --

     New York, NY - March 13, 2003 - Trump Hotels & Casino Resorts, Inc., THCR, today announced the pricing of a private placement of $490 million aggregate principal amount of two new issues of mortgage notes, consisting of $425 million first priority mortgage notes due March 15, 2010, bearing interest at a rate of 11.625% per year payable in cash, to be sold at a price of 94.832% of their face amount for an effective yield of 12.75%, and $65 million second priority mortgage notes due September 15, 2010, bearing interest at a rate of 11.625% per year payable in cash, plus 6% payable in pay-in-kind notes. The notes are being issued by Trump Casino Holdings, LLC and Trump Casino Funding, Inc., two wholly-owned subsidiaries of THCR's operating subsidiary, Trump Hotels & Casino Resorts Holdings, L.P., and are guaranteed on a secured basis, subject to certain exceptions and exclusions, by the subsidiaries of the issuers, including Trump's Castle Associates, L.P., the owner of the Trump Marina Casino Resort in Atlantic City, New Jersey, Trump Indiana, Inc., the owner of the Trump Indiana Riverboat Casino in Gary, Indiana, and THCR Management Services, LLC, the manager of Trump 29 Casino located in Palm Springs, California area. The consummation of the proposed offering is subject to customary closing conditions.

     As a show of confidence in the Company, Donald J. Trump, THCR's Chairman of the Board, President and Chief Executive Officer, has agreed to purchase $15 million aggregate principal amount of the second priority mortgage notes and $15 million of stock of THCR.

     Mr. Trump commented, "I am pleased that despite difficult capital market conditions and the looming threat of war, the Company has been successful in the sale of these bonds. My strong belief in this Company is evident by my commitment of $30 million of personal assets to this financing."

     The issuers intend to use the net proceeds of the offering, if consummated, to redeem, repay or acquire substantially all of the outstanding public indebtedness and bank debt of Trump's Castle Associates, the public indebtedness of Trump Hotels & Casino Resorts Holdings, L.P., the bank debt of Trump Indiana, Inc. and the bank debt of THCR Management Services, LLC.

     The notes have not been registered under the Securities Act of 1933, as amended, or any applicable state securities laws and are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act. Unless so registered, the notes may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

     THCR is a public company which is approximately 46.6% beneficially owned by Donald J. Trump. The Company is separate and distinct from all of Mr. Trump's real estate and other holdings.

     The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements.

     All statements, trend analysis and other information contained in this release relative to THCR's or its subsidiaries performance, trends in their operations or financial results, plans, expectations, estimates and beliefs, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend" and other similar expression, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. In connection with certain forward-looking statements contained in this release and those that may be made in the future by or on behalf of issuers, THCR notes that there are various factors that could cause actual results to differ materially from those set forth in any such forward-looking statements. The forward-looking statements contained in this release were prepared by management and are qualified by, and subject to, significant business, economic, competitive, regulatory and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of the issuers. Accordingly, there can be no assurance that the forward-looking statements contained in this release will be realized or that actual results will not be significantly higher or lower. Readers of this release should consider these facts in evaluating the information contained herein. In addition, the business and operations of THCR and its subsidiaries are subject to substantial risks, which increase the uncertainty inherent in the forward-looking statements contained in this release. The inclusion of the forward-looking statements contained in this release should not be regarded as a representation by THCR or its subsidiaries or any other person that the forward-looking statements contained in the release will be achieved. In light of the foregoing, readers of this release are cautioned not to place undue reliance on the forward-looking statements contained herein.



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